Exhibit 5.1

March 10, 2014

Board of Directors
Biostar Pharmaceuticals, Inc.
No. 588 Shiji Avenue
Xiangyang City, Shaanxi Province
People’s Republic of China 712046

Re:              Registration Statement on Form S-3

You have requested our opinion with respect to certain matters in connection with the offering by Biostar Pharmaceuticals, Inc., a Maryland corporation (the “Company”), of an aggregate of 1,650,000 shares of the Company’s common stock, par value $0.001 (the “Shares”), warrants to purchase 660,000 shares of common stock (the “Warrants”), 660,000 shares of common stock underlying such warrants (the “Warrant Shares”), warrants to purchase up to an aggregate of 99,000 shares of common stock issuable to certain placement agents in connection with the offering referred to above (the “Placement Agent Warrants”) and 99,000 shares of common stock underlying such warrants (the “Placement Agent Warrant Shares”) of the Company (the “Shares”, the “Warrants”, the “Warrant Shares”, the “Placement Agent Warrants” and the “Placement Agent Warrant Shares” collectively, the “Securities”), pursuant to the securities purchase agreement dated as of March 10, 2014 (the “Purchase Agreement”) and a Registration Statement on Form S-3, as amended (Registration Statement No. 333-192963) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the supplemented form of prospectus relating to the Securities dated March 10, 2014 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). (The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus”).  All of the Securities are to be sold by the Company as described in the Registration Statement and Prospectus.

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus, the Purchase Agreement, the form of Warrant, the form of Placement Agent Warrant, originals, or copies certified or otherwise identified to our satisfaction, of the Company’s articles of incorporation and bylaws, and any amendments thereto, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies or telecopies, and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. With regard to the Warrant Shares and the Placement Agent Warrant Shares, we have assumed that at the time of issuance or sale, a sufficient number of shares of Common Stock are authorized and available for issuance. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that: (i) the Shares, when issued and sold in accordance with the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and nonassessable, (ii) the Warrant Shares and the Placement Agent Warrant Shares, when issued and sold in accordance with the Warrant, the Placement Agent Warrant, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and nonassessable, and (iii) the Warrants and the Placement Agent Warrants have been duly authorized by the Board of Directors of the Company, and when issued and sold in accordance with the Registration Statement and the Prospectus, will be valid and binding obligations of the Company in accordance with their respective terms.

This opinion is limited to the Federal law of the United States, and the applicable statutory provisions of Maryland General Corporation Law. The Warrant Shares and Placement Agent Warrant Shares may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Very truly yours,

                                                                                                /s/ Schiff Hardin LLP
Schiff Hardin LLP